UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2006

THE READER’S DIGEST ASSOCIATION, INC.

(Exact name of registrant as specified in charter)

Delaware	1-10434	13-1726769
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pleasantville, New York	10570-7000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement

On November 16, 2006, The Reader’s Digest Association, Inc. (the “Company”) entered into a definitive merger agreement with Doctor Acquisition Holding Co., a Delaware corporation (“Parent”), and Doctor Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), pursuant to which each issued and outstanding share of the common stock of the Company (other than common stock of the Company that is owned by the Company, Parent or Sub) will be converted into the right to receive cash in the amount of $17.00 per share, without interest, and, at closing, Sub would be merged with and into the Company (the “Merger Agreement”). Each issued and outstanding share of the Company’s first preferred stock, second preferred stock and third subordinated preferred stock will remain issued and outstanding as shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, of the surviving corporation. Parent and Sub are newly formed entities that are indirectly controlled by Ripplewood Holdings L.L.C.

The Company’s board of directors approved the transaction and resolved to recommend to the Company’s stockholders that they adopt the Merger Agreement.

The transaction is expected to close during the first quarter of calendar year 2007, and is subject to a financing condition and the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock, as well as other customary closing conditions, including antitrust clearance.

Parent and Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, taken together with available cash of the Company, will be sufficient for Parent and Sub to consummate the merger on the terms contemplated by the Merger Agreement, to refinance existing debt of the Company and to pay related fees and expenses.

The Merger Agreement contains customary termination rights, including a Company right in limited circumstances to terminate to accept a superior proposal upon payment to Parent of a termination fee of $25 million plus up to $5 million in Parent expenses related to the transaction. The Company may also be required to pay a termination fee of $25 million plus up to $5 million in Parent expenses or to reimburse Parent for up to $5 million in Parent expenses under other specified circumstances. Parent may be required to pay to the Company liquidated damages in the amount of $25 million plus up to $5 million in Company expenses in specified circumstances involving a Parent breach of the Merger Agreement. Ripplewood Partners II, L.P. has entered into a damages contribution agreement (the “Damages Contribution Agreement”) wherein it has committed to pay the obligations of Parent under the Merger Agreement to the extent such obligations do not exceed $25 million plus up to $5 million in Company expenses related to the transaction. Payment of the liquidated damages amount by Parent or Ripplewood Partners II, L.P. is the sole and exclusive remedy of the Company. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type, including, among others, covenants by the Company (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the merger and (ii) not to engage in certain kinds of transactions during such period.

The Merger Agreement contains various provisions related to employee benefits and compensation.

A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference as though fully set forth herein. A copy of the Damages Contribution Agreement is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the Damages Contribution Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement and the Damages Contribution Agreement.

The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Company at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Dawn LaMorte at 914-244-5218.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company shareholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be set forth in the proxy statement related to the merger when it becomes available.

SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2001 Income Continuation Plan

Effective November 15, 2006, the Board of Directors of the Company adopted an amendment to the Company’s 2001 Income Continuation Plan for Senior Management (the “First Amendment”) to provide for the treatment of performance-based awards upon a change in control (as defined in the Company’s 2001 Income Continuation Plan for Senior Management (the “2001 ICP”)). The First Amendment modifies the 2001 ICP so that, except as otherwise provided under the terms and conditions for performance-based restricted stock unit awards for the fiscal 2007–2009 performance period (as defined in such terms and conditions) granted under the Company’s 2005 Key Employee Long Term Incentive Plan, performance-based restricted stock unit awards (the “Performance Awards”) granted prior to a change in control (as defined in the 2001 ICP) of the Company under the Company’s 2002 or 2005 Key Employee Long Term Incentive Plan will vest immediately upon such a change in control of the Company.

Such Performance Awards will be paid out in cash, within 10 days of the effective date of a change in control of the Company, upon a deemed percentage earn-out of such Performance Awards at the greater of (a) the participant’s target award for such Performance Awards, and (b) the average of the Company’s three highest percentages of Performance Awards earned or deferred by the participant during the five-year period immediately preceding the Company’s fiscal year in which the change in control occurred. In the event the participant was not employed by the Company for the entire five-year period prior to the fiscal year in which a change of control of the Company occurs, only the years of the participant’s employment will be considered for purposes of determining the averages in clause (b).

The Company’s named executive officers are participants in the 2001 ICP.

A copy of the First Amendment, dated November 15, 2006, is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Amendment to Ryder Employment Agreement

Effective as of November 15, 2006, the Company and Thomas O. Ryder, Chairman of the Company, entered into an amendment to the Employment Agreement dated April 28, 1998 (as amended November 21, 2003 and as further amended October 31, 2005) between the Company and Mr. Ryder (the “Third Amendment”) confirming his retirement as director of the Company and Chairman of the Board of Directors (the “Board”) and postponing his retirement as an employee of the Company. At the request of the Company, Mr. Ryder has agreed to postpone his retirement from employment with the Company and to continue his employment with the Company, serving as a special advisor to the Chief Executive Officer of the Company until the earlier of June 30, 2007 or a change in control of the Company (as defined in 2001 ICP), which is referred to as the “Employment Term”.

Mr. Ryder will retire as director of the Company and Chairman of the Board effective December 31, 2006. Mr. Ryder will resign as special advisor and retire as an employee of the Company at the expiration of the Employment Term. The Third Amendment modifies the Employment Agreement so that the changes in the terms of Mr. Ryder’s employment related to the changes in status that are described above will not constitute “Good Reason” or termination without “Cause” under that Employment Agreement. The Third Amendment also specifies the following compensation and benefits for Mr. Ryder:

Base Salary	$5,000 per month during the Employment Term, provided that services are performed as requested by the Chief Executive Officer

Annual Incentive Compensation	Fiscal 2007 target opportunity of $500,000 (for first six months of fiscal 2007, i.e., through December 31, 2006)

Other Incentive Compensation	Mr. Ryder is not eligible for new incentive awards, annual, long-term or otherwise; provided, however, that he will continue to vest in any outstanding awards during the Employment Term

Severance Payment	$4,000,000 if a change in control of the Company occurs on or prior to June 30, 2007; conditioned upon Mr. Ryder’s executing a release of claims against the Company

Benefits	Continuation of current health and welfare benefits through the Employment Term. Mr. Ryder will be entitled to receive his retirement benefits, as provided in his Employment Agreement.

A copy of the Third Amendment, dated as of November 15, 2006 is attached hereto as Exhibit 10.2 and is incorporated in this Item 5.02 by reference.

SECTION 9: FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

Filed herewith are the following:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 16, 2006, among Doctor Acquisition Holding Co., Doctor Acquisition Co. and The Reader’s Digest Association, Inc.

2.2	Damages Contribution Agreement, dated as of November 16, 2006, between Ripplewood Partners II, L.P. and The Reader’s Digest Association, Inc.

10.1	First Amendment to The Reader’s Digest Association, Inc. 2001 Income Continuation Plan for Senior Management

10.2	Third Amendment to Employment Agreement dated April 28, 1998 (as amended November 21, 2003 and as further amended October 31, 2005) between The Reader’s Digest Association, Inc. and Thomas O. Ryder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER’S DIGEST ASSOCIATION, INC.
(Registrant)

Dated: November 21, 2006	/s/ C.H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Secretary and
Associate General Counsel